Exhibit 10.1

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

Dated as of December 20, 2019

among

DUCOMMUN INCORPORATED,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and an L/C Issuer,

TRUIST BANK

and

ROYAL BANK OF CANADA,

as Co-Syndication Agents,

BANK OF MONTREAL

and

BANK OF THE WEST,

as Co-Documentation Agents,

and

THE LENDERS PARTY HERETO

BofA SECURITIES, INC.,

SUNTRUST ROBINSON HUMPHREY, INC.,

and

RBC CAPITAL MARKETS,1

as Joint Lead Arrangers and Joint Bookrunners

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

THIS INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT dated as of December 20, 2019 (this “Agreement”) is entered into among Ducommun Incorporated, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, have entered into that certain Amended and Restated Credit Agreement dated as of November 21, 2018 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 2.02(g) of the Credit Agreement, the Borrower has requested that the Incremental Term Lenders provide a $140,000,000 Incremental Term A Facility under the Credit Agreement; and

WHEREAS, such Incremental Term A Facility is being incurred pursuant to clause (b) of the definition of “Incremental Amount” in Section 1.01 of the Credit Agreement;

WHEREAS, the Incremental Term Lenders party hereto have agreed to provide a $140,000,000 Incremental Term A Facility on the terms and conditions set forth herein and to become an “Incremental Term Lender” under the Credit Agreement in connection therewith;

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested that the Revolving Facility Maturity Date be extended to December 20, 2024; and

WHEREAS, each Appropriate Lender (each an “Extending Lender”) has agreed to extend its Revolving Facility Maturity Date to December 20, 2024 and to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incremental Term Loan Lender Joinder Agreement.

(a) Each Incremental Term Lender severally agrees to make an Incremental Term A Loan in a single advance to the Borrower on the date hereof in the amount of its respective Incremental Term Commitment; provided, that, after giving effect to such advances, the Outstanding Amount of all Incremental Term A Loans shall not exceed the aggregate amount of the Incremental Term Commitments of the Incremental Term Lenders. The Incremental Term Commitments of each of the Incremental Term Lenders party hereto and the Applicable Percentage of such Incremental Term A Facility for each of the Incremental Term Lenders party hereto shall be as set forth on Schedule 1.01(b) attached hereto. The existing Schedule 1.01(b) to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 1.01(b) attached hereto.

(b) The Applicable Rate with respect to such Incremental Term A Facility shall be the following percentages per annum, based upon the Consolidated Total Net Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement:

Pricing Tier	Consolidated Total Net Adjusted Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
I	> 4.50 to 1.0	2.50%	1.50%
II	< 4.50 to 1.0 but > 4.00 to 1.0	2.25%	1.25%
III	< 4.00 to 1.0 but > 3.00 to 1.0	2.00%	1.00%
IV	< 3.00 to 1.0 but > 2.00 to 1.0	1.75%	0.75%
V	< 2.00 to 1.0	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Pro Rata Facilities Lenders, Pricing Tier I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b) of the Credit Agreement, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Net Adjusted Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from December 20, 2019 through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) of the Credit Agreement for the fiscal quarter ending December 31, 2019 shall be determined based upon Pricing Tier III.

(c) The Incremental Term Loan Maturity Date for such Incremental Term A Loan shall be December 20, 2024.

(d) The Borrower shall repay the outstanding principal amount of such Incremental Term A Loan in installments on the last Business Day of each March, June, September and December and on the Incremental Term Loan Maturity Date for such Incremental Term A Loan, in each case, in the respective amounts set forth in the table below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Payment Dates	Principal Amortization Payment (% of Incremental Term A Facility Advanced)
March, 2020	1.25%
June, 2020	1.25%
September, 2020	1.25%

December, 2020	1.25%
March, 2021	1.25%
June, 2021	1.25%
September, 2021	1.25%
December, 2021	1.25%
March, 2022	1.25%
June, 2022	1.25%
September, 2022	1.25%
December, 2022	1.25%
March, 2023	1.25%
June, 2023	1.25%
September, 2023	1.25%
December, 2023	1.25%
March, 2024	1.25%
June, 2024	1.25%
September, 2024	1.25%
Incremental Term Loan Maturity Date	Outstanding Principal Balance of Incremental Term A Loans

provided, however, that, the final principal repayment installment of such Incremental Term A Loans shall be repaid on the Incremental Term Loan Maturity Date for such Incremental Term A Loans and in any event shall be in an amount equal to the aggregate principal amount of all Incremental Term A Loans outstanding on such date.

(e) Each Incremental Term Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become an Incremental Term Lender under the Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Incremental Term Lender and a Lender thereunder and shall have the obligations of an Incremental Term Lender and a Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the terms thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Lender, and (E) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Term Lender and a Lender.

(f) At the election of the Borrower, such Incremental Term A Facility shall not be required to share ratably in any voluntary prepayments of the Term B Loans made pursuant to Section 2.05(a)(i) of the Credit Agreement, but to the extent such Incremental Term A Facility is prepaid pursuant to Section 2.05(a)(i) of the Credit Agreement, such voluntary prepayment shall be applied to the principal repayment installments thereof in the direct order of maturity or as otherwise directed by the Borrower.

(g) Each of the Administrative Agent, the Borrower, and each Guarantor agrees that, as of the date hereof, each Incremental Term Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be an “Incremental Term Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (iii) have the rights and obligations of an Incremental Term Lender and a Lender under the Credit Agreement and the other Loan Documents.

(h) The address of each Incremental Term Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Lender to the Administrative Agent.

2. Amendments. The Credit Agreement is hereby amended as follows:

(a) Clause (c) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(c) with respect to Revolving Loans, Swingline Loans, Letter of Credit Fees and the fees payable pursuant to Section 2.09(a), the following percentages per annum, based upon the Consolidated Total Net Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Tier	Consolidated Total Net Adjusted Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
I	> 4.50 to 1.0	0.275%	2.50%	2.50%	1.50%
II	< 4.50 to 1.0 but > 4.00 to 1.0	0.250%	2.25%	2.25%	1.25%
III	< 4.00 to 1.0 but > 3.00 to 1.0	0.225%	2.00%	2.00%	1.00%
IV	< 3.00 to 1.0 but > 2.00 to 1.0	0.200%	1.75%	1.75%	0.75%
V	< 2.00 to 1.0	0.175%	1.50%	1.50%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Net Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Pro Rata Facilities Lenders, Pricing Tier I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered in accordance with Section 6.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Total Net Adjusted Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from December 20, 2019 through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2019 shall be determined based upon Pricing Tier III.

(b) The definition of “Revolving Facility Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Revolving Facility Maturity Date” means December 20, 2024; provided, that, if such date is not a Business Day, the Revolving Facility Maturity Date shall be the next preceding Business Day.

3. Notice. This Agreement constitutes notice of the Borrower’s request to implement the Incremental Term A Facility and to extend the Revolving Facility Maturity Date in accordance Sections 2.02(g) and 2.17 of the Credit Agreement and the Administrative Agent agrees to such shorter period of notice.

4. Conditions Precedent. This Agreement shall be and become effective as of the date hereof upon satisfaction of the following conditions:

(a) receipt by the Administrative Agent of executed counterparts of this Agreement duly executed by the Borrower, the Guarantors, each Incremental Term Lender, each Extending Lender, the Administrative Agent, the L/C Issuer and the Swingline Lender;

(b) receipt by the Administrative Agent of an opinion or opinions of counsel for the Loan Parties, dated the date hereof and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent;

(c) receipt by the Administrative Agent of (i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (or, as to any such Organization Documents that have not been amended, modified or terminated since the Closing Date (or, in the case of any Loan Party joined to the Loan Documents after the Closing Date, since the date such Loan Party joined the Loan Documents), a certification that such Organization Documents have not been amended, modified or terminated since the Closing Date (or, in the case of any Loan Party joined to the Loan Documents after the Closing Date, since the date such Loan Party joined the Loan Documents) and remain in full force and effect, and remain true and complete, in the form delivered to the Administrative Agent on the Closing Date (or, in the case of any Loan Party joined to the Loan Documents after the Closing Date, since the date such Loan Party joined the Loan Documents), and certified by a secretary, assistant secretary or other Responsible Officer of such Loan Party to be true and correct as of the date hereof, (ii) such certificates of resolutions or other action, incumbency certificates (including specimen signatures) and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation;

(d) receipt by the Administrative Agent of (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such Mortgaged Property is a Flood Hazard Property, (A) notices to (and confirmations of receipt by) such Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent;

(e) receipt by the Administrative Agent of certificate dated as of the date hereof and executed by a Responsible Officer of the Borrower certifying that (i) no Default or Event of Default exists and (ii) the representations and warranties contained in Article II and Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(f) receipt by the Administrative Agent of a Pro Forma Compliance Certificate demonstrating that, upon giving Pro Forma Effect to any the Incremental Term A Facility (and assuming for such purposes that the Incremental Term A Facility is fully drawn), the Loan Parties would be in compliance with the financial covenant set forth in Section 7.11 of the Credit Agreement as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 6.01(a) or Section 6.01(b) of the Credit Agreement (it being understood and agreed that for purposes of calculating such Consolidated Total Net Adjusted Leverage Ratio, the identifiable proceeds of such Incremental Term A Facility (if any) that is incurred at such time shall not qualify as “unrestricted cash and Cash Equivalents of the Loan Parties” for the purposes of clause(a)(ii) of the definition of Consolidated Total Net Adjusted Leverage Ratio);

(g) substantially simultaneously with the funding of the Incremental Term A Loans, the Borrower shall have repaid $56,000,000.00 of the Term B Loans and an approximately $58,500,000.00 of the Revolving Loans;

(h) (i) the Lenders shall have completed a due diligence investigation of the Loan Parties with respect to OFAC, Foreign Corrupt Practices Act and “know your customer” due diligence in scope, and with results, satisfactory to the Lenders and the Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and information that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower prior to the date hereof; and

(i) receipt by the Administrative Agent and the Lenders of all fees required to be paid on or prior to the Incremental Term Loan Effective Date, and receipt by the Administrative Agent of all expenses (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent).

5. Post-Closing Obligations. To the extent not received on the date hereof, on or prior to the date that is 60 days after the date hereof, the Administrative Agent shall have received (a) fully executed and notarized amendments to Mortgages, (b) modifications and date-down endorsements to, or replacement policies for, the ALTA loan title insurance policies insuring the Mortgages in form and substance reasonably satisfactory to the Administrative Agent and (c) a customary opinion of counsel of the state of California reasonably satisfactory to the Administrative Agent.

6. New Lenders.

(a) By execution of this Agreement, each Person identified as a “New Lender” on the signature pages hereto that is not already a Lender under the Credit Agreement (each such Person, a “New Lender”) hereby (i) acknowledges, agrees and confirms that, by its execution of this Agreement, such New Lender shall be deemed to be a party to the Credit Agreement as of the date hereof and a “Lender” for all purposes of the Credit Agreement and shall have all of the obligations of a Lender thereunder, and (ii) agrees to provide the Commitments in the amount set forth on Schedule 1.01(b) attached hereto. Each New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Lenders contained in the Credit Agreement. Each New Lender acknowledges that it has a participation interest in each Swingline Loan made prior to the date hereof and in each Letter of Credit issued prior to the date hereof and any drawings thereunder.

(b) Each New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an Eligible Assignee under the terms of the Credit Agreement (subject to such consents, if any, as may be required under the terms of the Credit Agreement), (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to become a Lender under the Credit Agreement and it is experienced in transactions of this type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the terms of the Credit Agreement, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (F) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, and (G) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender; and (ii) agrees that (A) it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) Each Loan Party agrees that, as of the date hereof, each New Lender shall (i) be a party to the Credit Agreement, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(d) The address of each New Lender for purposes of 11.02 of the Credit Agreement is as set forth in such New Lender’s Administrative Questionnaire delivered by such New Lender to the Administrative Agent on or before the date hereof, or such other address as shall be designated by such New Lender in accordance with Section 11.02 of the Credit Agreement.

7. Reallocation. On the date hereof, the Revolving Loans and Revolving Commitments made by the Lenders under the Credit Agreement shall be re-allocated and restated among the Lenders so that, and Revolving Loans and Revolving Commitments shall be made by the Lenders so that, as of the date hereof, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 1.01(b) attached hereto.

8. Miscellaneous.

(a) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c) The Borrower and the Guarantors hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iii) The execution, delivery and performance by each Loan Party of this Agreement does not and will not (A) contravene the terms of any of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (C) violate any Law, except in each case referred to in clause (B) or (C), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(d) The Loan Parties represent and warrant to the Lenders that (i) after giving effect to this Agreement, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and (ii) after giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING HERETO, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	DUCOMMUN INCORPORATED,
a Delaware corporation

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	V.P., Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer

GUARANTORS:	DUCOMMUN AEROSTRUCTURES, INC.,
a Delaware corporation

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	Vice President

COMPOSITE STRUCTURES, LLC,
a Delaware limited liability company

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	Vice President and Treasurer

DUCOMMUN AEROSTRUCTURES NEW YORK, INC.,
a New York corporation

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	Vice President

DUCOMMUN LABARGE TECHNOLOGIES, INC.,
an Arizona corporation

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	Vice President

DUCOMMUN AEROSTRUCTURES MEXICO, LLC,
a Delaware limited liability company

	By:	/s/ Christopher D. Wampler
	Name:	Christopher D. Wampler
	Title:	Vice President

DUCOMMUN INCORPORATED

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

DUCOMMUN LABARGE TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

LABARGE ACQUISITION COMPANY, INC., a Missouri corporation

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

LS HOLDINGS COMPANY, LLC., a Delaware limited liability company

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

LIGHTNING DIVERSION SYSTEMS, LLC, a Delaware limited liability company

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

CERTIFIED THERMOPLASTICS CO., LLC, a Delaware limited liability company

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

NOBLES PARENT INC., a Delaware corporation

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

DUCOMMUN INCORPORATED

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

NOBLES HOLDINGS INC., a Delaware corporation

By:	/s/ Christopher D. Wampler
Name: Christopher D. Wampler
Title: Vice President

NOBLES WORLDWIDE, INC., a Minnesota corporation

By:	/s/ Stephen G. Oswald
Name: Stephen G. Oswald
Title: Chief Executive Officer

DUCOMMUN INCORPORATED

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Denise Jones
Name: Denise Jones
Title: Vice President

DUCOMMUN INCORPORATED

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

LENDERS:	BANK OF AMERICA, N.A.,
as an Incremental Term Lender, an Extending Lender, L/C Issuer and Swingline Lender

	By:	/s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President

CITY NATIONAL BANK,
as an Incremental Term Lender, an Extending Lender and a New Lender

	By:	/s/ Zohaib Amin
Name: Zohaib Amin
Title: Vice President

BANK OF MONTREAL,
as an Incremental Term Lender, an Extending Lender and a New Lender

	By:	/s/ Patrick Hartweger
Name: Patrick Hartweger
Title: Managing Director

TRUIST BANK,
as successor by merger to SunTrust Bank as an Incremental Term Lender and an Extending Lender

	By:	/s/ Anika Kirs
Name: Anika Kirs
Title: Vice President

ROYAL BANK OF CANADA,
as an Incremental Term Lender and an Extending Lender

	By:	/s/ Richard C. Smith
Name: Richard C. Smith
Title: Authorized Signatory

BANK OF THE WEST,
as an Incremental Term Lender, an Extending Lender and a New Lender

	By:	/s/ Shikha Rehman
Name: Shikha Rehman
Title: Director

DUCOMMUN INCORPORATED

INCREMENTAL TERM LOAN LENDER JOINDER AGREEMENT AND ADDITIONAL CREDIT EXTENSION AMENDMENT

Schedule 1.01(b)

INITIAL COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility	Incremental Term Commitment for Incremental Term A Facility	Applicable Percentage of Incremental Term A Facility
Bank of America, N.A.	$29,166,666.67	29.166666667%	$40,833,333.33	29.166666664%
Truist Bank	$20,833,333.33	20.833333333%	$29,166,666.67	20.833333336%
Royal Bank of Canada	$20,833,333.33	20.833333333%	$4,166,666.67	2.976190479%
City National Bank	$0.00	0.000000000%	$25,000,000.00	17.857142857%
Bank of Montreal	$16,666,666.67	16.666666667%	$23,333,333.33	16.666666664%
Bank of the West	$12,500,000.00	12.500000000%	$17,500,000.00	12.500000000%

Total	$100,000,000.00	100.000000000%	$140,000,000.00	100.000000000%